EXHIBIT 21
LIST OF SUBSIDIARIES (1)
At December 31, 2014

Anadarko Algeria Company, LLC (2)
a Delaware limited liability company,

Anadarko Brazil Investment I LLC
a Delaware limited liability company,

Anadarko Development Company
a Cayman Islands corporation,

Anadarko Development Holding Limited
a Gibraltar limited liability company,

Anadarko E&P Onshore LLC (2)
a Delaware limited liability company,

Anadarko Energy Holding Limited
a Gibraltar limited liability company,

Anadarko Energy Services Company (2)
a Delaware corporation,

Anadarko Exploracao e Producao de Petroleo e Gas Natural Ltda.
a Brazil limited liability company,

Anadarko Global Energy S.à r.l. (2)
a Luxembourg limited liability company,

Anadarko Holding Company (2)
a Utah corporation,

Anadarko International Development S.à r.l.
a Luxembourg limited liability company,

Anadarko Land Corp.
a Nebraska corporation,

Anadarko Midkiff/Chaney Dell LLC
a Delaware limited liability company,

Anadarko Moçambique Área 1, Limitada. (2)
a Mozambique limited liability company,

Anadarko Offshore Holding Company, LLC (2)
a Delaware limited liability company,

Anadarko Petroleum Corporation (2)
a Delaware corporation,

Anadarko Rockies LLC
a Delaware limited liability company,

Anadarko Uintah Midstream, LLC
a Delaware limited liability company,

Anadarko US Offshore Corporation (2)
a Delaware corporation,

Anadarko USH1 Corporation
a Delaware corporation,

Anadarko USH2 LLC
a Delaware limited liability company,

Anadarko WCTP Company (2)
a Cayman Islands corporation,

Anadarko West Texas LLC
a Delaware limited liability company,

Anadarko Worldwide Holdings C.V.
a Netherlands limited partnership,

Bitter Creek Coal Company
a Utah corporation,

Chipeta Processing LLC
a Delaware limited liability company,

Delaware Basin Midstream, LLC
a Delaware limited liability company,

Kerr-McGee Corporation (2)
a Delaware corporation,

Kerr-McGee Energy Services Corporation
a Delaware corporation,

Kerr-McGee Gathering LLC
a Colorado limited liability company,

Kerr-McGee Oil and Gas Onshore LP (2)
a Delaware limited partnership,

Kerr-McGee Onshore Holding LLC (2)
a Delaware limited liability company,

Kerr-McGee Shared Services Company LLC (2)
a Delaware limited liability company,

Kerr-McGee Worldwide Corporation (2)
a Delaware corporation,

KM BM-C Seven Ltd. (2)
a Cayman Islands limited liability company,

KM Global Ltd.
a Delaware corporation,

KM Investment Corporation (2)
a Nevada corporation,

Rock Springs Royalty Company LLC
a Utah limited liability company,

Springfield Pipeline LLC
a Texas limited liability company,

Upland Industries Corporation
a Nebraska corporation,

Venezuela US SRL
a Barbados limited liability company,

Western Gas Equity Partners, LP
a Delaware limited partnership,

Western Gas Holdings, LLC
a Delaware limited liability company,

Western Gas Partners, LP
a Delaware limited partnership,

Western Gas Resources, Inc. (2)
a Delaware corporation,

WGR Asset Holding Company LLC
a Delaware limited liability company,

WGR Operating, LP
a Delaware limited partnership,

WHL, Inc. (2)
a Delaware corporation
__________________________________________________________________

(1)
The names of certain subsidiaries have been omitted since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as of the end of the year covered by this report, as defined under the Securities and Exchange Commission Regulation S-X 210.1-02(w).

(2)	Subsidiary meets the conditions of a significant subsidiary under the Securities and Exchange Commission Regulation S-X 210.1-02(w).